Exhibit 10.16(iv)

FIRST AMENDMENT AND WAIVER TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 26th day of March, 2007, by and between SILICON VALLEY BANK (“Bank”), MEDECISION, INC., a Pennsylvania corporation (“MEDecision”), and MEDECISION INVESTMENTS, INC., a Delaware corporation (“MEDecision Investments”; and together with MEDecision, jointly, severally and collectively, “Borrower”) whose address is 601 Lee Road, Wayne, Pennsylvania 19087.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 28, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has also requested that Bank amend the Loan Agreement to (i) waive the Existing Default (as defined below), (ii) increase the amount available to be borrowed under the Equipment Line, (iii) extend the Equipment Maturity Date, (iv) replace the Liquidity and Net Income covenants with the Adjusted Quick Ratio and Tangible Net Worth covenants, and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Although Bank is under no obligation to do so, Bank is willing to waive the Existing Default on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

E.             Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Waiver of Default.  Borrower hereby acknowledges and agrees that it has failed to comply with the Net Income financial covenant set forth in Section 6.8(b) of the Loan Agreement, for the quarter ending December 31, 2006 (the “Existing Default”).  Borrower further acknowledges and agrees that unless the foregoing Existing Default were waived by Bank, such Existing Default would constitute an Event of Default under the Loan Documents.

Bank hereby waives the Existing Default. Bank’s agreement to waive the Existing Default shall in no way obligate Bank to make any modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.

3.             Amendments to Loan Agreement.

3.1.         Section 2.1.4 Equipment Advances.  Section 2.1.4(a) is amended in its entirety and replaced with the following:

2.1.4       Equipment Advances.

a.             Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance; provided, however, that the initial Equipment Advance shall be made on or within thirty (30) days of March 13, 2007, and such initial Equipment Advance shall be used to finance equipment purchased after September 30, 2006. No Equipment Advance may exceed the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. After repayment, no Equipment Advance may be reborrowed.

3.2.         Financial Statements; Reports, Certificates.  Section 6 2(a) is amended in its entirety and replaced with the following:

6.2          Financial Statements; Reports, Certificates.

a.             Borrower shall provide Bank with the following:

(i)            within thirty (30) days after the end of each month, a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date); provided, however, Borrower’s monthly accounts receivable agings and accounts payable, aged by invoice date, for the month ending January 31, 2007, shall be delivered to Bank no later than March 15, 2007;
(ii)           as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements; provided, however, Borrower’s monthly unaudited financial statements for the month ending January 31, 2007, shall be delivered to Bank no later than March 15, 2007;
(iii)          within thirty (30) days after the end of each month, a monthly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks; provided, however, Borrower’s monthly Compliance Certificate signed by a Responsible Officer for the month ending January 31, 2007, shall be delivered to Bank no later than March 15, 2007;
(iv)          thirty (30) days prior to the end of each fiscal year of Borrower, annual internal operating plans (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and prior to the end of each fiscal year of Borrower, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; and
(v)           as soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.

3.3.         Section 6.3 (Accounts Receivable).  Section 6.3(a) is amended in its entirety and replaced with the following:

6.3          Accounts Receivable

a.             Schedules and Documents Relating to Accounts. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

3.4.         Section 6.7 (Access to Collateral; Books and Records).  Section 6.7 is amended in its entirety and replaced with the following:

6.7          Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Borrower hereby acknowledges that provided that no Event of Default has occurred and is continuing, no more than one (1) audit shall be conducted in any twelve month period. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

3.5.         Section 6.8 (Financial Covenants).  Section 6.8 is amended in its entirety and replaced with the following:

6.8          Financial Covenants.

Borrower shall maintain on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Adjusted Quick Ratio.  A ratio of Quick Assets to Current Liabilities minus fifty percent (50.0%) of Deferred Revenue, of at least the following amounts at the following times:

Months Ending:	Adjusted Quick Ratio:
February 28, 2007 through September 31, 2007	1.50 to 1.00;
October 31, 2007 and at all times thereafter	1.75 to 1.00.

(b)           Tangible Net Worth.  A Tangible Net Worth of at least the following amounts at the following times:

Quarter Ending:	Tangible Net Worth:
March 31, 2007	$9,000,000;
June 30, 2007	$9,000,000;
September 30, 2007	$9,000,000;
December 31, 2007	$12,000,000; and
At all times thereafter	$12,000,000.

3.6.         Section 13 (Definitions).

(a)           The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Draw Period” is the period of time from the Effective Date through the earliest to occur of (a) June 30, 2007, (b) an Event of Default, or (c) the existence of any Default.

“Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) outstanding at any time.

“Equipment Maturity Date” is, for each Equipment Advance, the earliest of (a) a date thirty (30) months after the calendar quarter subsequent to such Equipment Advance, but no later than December 1, 2009 as to the final Equipment Advance, or (b) the occurrence of an Event of Default.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, capitalized software, deferred tax assets, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities.

(b)           The following terms and their respective definitions are hereby inserted in Section 13.1 as follows:

“Current Liabilities” are all obligations and liabilities of Borrower to Bank due within one (1) year, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Quick Assets” is, on any date, Borrower’s unrestricted cash and Cash Equivalents maintained with Bank, Accounts, and investments with Bank with maturities of fewer than twelve (12) months determined according to GAAP.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

(c)           The following term and its respective definition set forth in Section 13.1 is hereby deleted in its entirety:

“Committed Availability” means, as the date of determination, an amount equal to the sum of the Revolving Line plus the Equipment Line minus all outstanding Credit Extensions.

3.7.         Compliance Certificate.  The Compliance Certificate to the Loan Agreement is replaced in its entirety with Exhibit D attached hereto.

4.             Limitation of Amendments.

4.1.         The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2.         This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1.         Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2.         Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3.         The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4.         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5.         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority,  or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6.         The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7.         This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except  as  such  enforceability  may  be  limited by  bankruptcy,  insolvency,  reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.             Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a non-refundable waiver fee in an amount equal to Two Thousand Five Hundred Dollars ($2,500), (c) Borrower’s payment of a non-refundable amendment fee in an amount equal to Five Thousand Dollars ($5,000), and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ RICHARD WHITE
Name: Richard White
Title: Relationship Manager

BORROWER

MEDECISION, INC.

By:	/s/ CARL E. SMITH
Name: Carl E. Smith
Title: Executive Vice President
and Chief Financial Officer

MEDECISION INVESTMENTS, INC.

By:	/s/ HAROLD F. KALBACH, JR.
Name: Harold F. Kalbach, Jr.
Title: Treasurer

[Signature Page to First Amendment and Waiver to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MEDECISION, INC.

The undersigned authorized officer of MEDecision, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                 with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 6.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days*	Yes ☐ No ☐
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes ☐ No ☐
Field Audits	1x a year	Yes ☐ No ☐
10-Q	Within 45 days after filing with SEC	Yes ☐ No ☐
10-K and 8-K	Within 90 days after filing with SEC	Yes ☐ No ☐
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days**	Yes ☐ No ☐
Board Projections (Annual internal operating plans)	Annually, 30 days prior to FYE	Yes ☐ No ☐
Board Projections (Annual financial projections)	Annually, 15 days prior to FYE	Yes ☐ No ☐
*Receipt of 1/31/07 reporting due to Bank no later than 3/15/07. **Receipt of 1/31/07 reporting (with respect to A/R & A/P Agings) due to Bank no later than 3/15/07.
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Exhibit D

Financial Covenant	Required	Actual	Complies

Minimum Tangible Net Worth (Tested Quarterly):
March 31 2007	$9,000,000	$	Yes ☐ No ☐
June 30, 2007	$9,000,000	$	Yes ☐ No ☐
September 30, 2007	$9,000,000	$	Yes ☐ No ☐
December 31, 2007	$12,000,000	$	Yes ☐ No ☐
At all times thereafter	$12,000,000	$	Yes ☐ No ☐

Adjusted Quick Ratio (Tested Monthly):
February 28, 2007 through September 30, 2007	1.50:1.00	____:1.00	Yes ☐ No ☐
October 31, 2007 and at all times thereafter	1.75:1.00	____:1.00	Yes ☐ No ☐

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

MEDECISION, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes ☐ No ☐

Exhibit D

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.              Adjusted Quick Ratio (Section 6.8(a))

Required:

February 28, 2007 through September 30, 2007	1.50:1.00
October 31, 2007 and at all times thereafter	1.75:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year

$
G.	Current Liabilities (the sum of lines E and F)	$
H.	50% of deferred revenues	$
I.	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)

Is line E equal to or greater than             : 1:00?

☐ No, not in compliance	☐ Yes, in compliance

Schedule 1 to Exhibit D

II.            Tangible Net Worth (Section 6.8(b))

Required:

March 31, 2007	$9,000,000
June 30, 2007	$9,000,000
September 30, 2007	$9,000,000
December 31, 2007	$12,000,000
At all times thereafter	$12,000,000

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$
B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
C.

Aggregate value of intangible assets of Borrower and its Subsidiaries (including unamortized debt discount and expense, capitalized software, deferred tax assets, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses)

$
D.	Aggregate value of all notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$
E.	Aggregate value of any reserves not already deducted from assets	$
F.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E)	$

Is line F equal to or greater than required amount?

☐ No, not in compliance	☐ Yes, in compliance

Schedule 1 to Exhibit D